Exhibit 4(d)

          ------------------------------------------------------------------

                            THE MEAD CORPORATION

                                     TO

                       BANKERS TRUST COMPANY, TRUSTEE

                       ------------------------------

                        Third Supplemental Indenture

                       Dated as of November --, 1991

                                TO INDENTURE

                         Dated as of July 15, 1982

                               As Amended by

                        First Supplemental Indenture

                         Dated as of March 1, 1987

                             And As Amended by

                       Second Supplemental Indenture

                        Dated as of October 15, 1989


          THIRD SUPPLEMENTAL INDENTURE, dated as of November __, 1991, between THE MEAD CORPORATION, a corporation duly organized and existing under the laws of the State of Ohio (the "Company"), having its principal offices at Dayton, Ohio and BANKERS TRUST COMPANY, a corporation duly organized and existing under the laws of the State of New York, as Trustee (the "Trustee").

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of July 15, 1982, a First Supplemental Indenture (the "First Supplemental Indenture"), dated as of March 1, 1987, and a Second Supplemental Indenture (the "Second Supplemental Indenture"), dated as of October 15, 1989 (as so supplemented, the "Indenture"), providing for the issuance from time to time of its unsecured debentures, notes and other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as in the Indenture provided;

          WHEREAS, Sections 901(5) and 901(9) of the Indenture provide, among other things, that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture (1) for the purpose of changing or eliminating any provision of the Indenture, provided that such change or elimination becomes effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision and (2) for the purpose of making any other provisions with respect to matters arising under the Indenture, provided that such action does not adversely affect the interests of the Holders of Securities of any series in any material respect;

          WHEREAS, the Company pursuant to the foregoing authority, proposed in and by this Third Supplemental Indenture to amend the Indenture in certain respects with respect to the Securities of any series created on or after the date hereof; and

          WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                                  AGREEMENT

          NOW, THEREFORE, the Company and the Trustee hereby agree as follows:

          1. References to "The International Stock Exchange of the United Kingdom and the Republic of Ireland" in Sections 106 and 1002 are hereby amended to "the London Stock Exchange."

          2. The definition of "United States" in Section 101 of the Indenture is hereby amended to read in full as follows:
               "United States" means the United States of America (including the States thereof and the District of Columbia), and its possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

          3. Section 302 of the Indenture is hereby amended to read in full as follows:

               Unless otherwise provided as contemplated by Section 301 with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof, except that Bearer Securities of each series, if any, shall be issuable in the denomination of $5,000.

          4. The proviso to the first sentence of the third paragraph of Section 303 is hereby amended to read in full as follows:

               provided, however, that in connection with its original issuance, no Bearer Security (including any Security in global form that is either a Bearer Security or exchangeable for Bearer Securities) or Security delivered in exchange for an interest in the temporary Global Security shall be mailed or otherwise delivered to any location in the United States; and provided further that a Bearer Security (other than a temporary Global Security) and any Security delivered in exchange for an interest in the temporary Global Security may be delivered, in connection with its original issuance, only if the Person entitled to receive such Security shall have furnished a certificate in the form set forth in Exhibit A to this Indenture, dated no earlier than 15 days prior to (i) any Interest Payment Date that occurs prior to the Exchange Date (as defined in Section 304) with respect to a temporary Global Security for such Security or (ii) the earlier of the date on which such Security is delivered or the date on which any temporary Global Security first becomes exchangeable for such Securities in accordance with the terms of such temporary Security or this Indenture.

          5. The proviso to the second sentence of the fourth paragraph of Section 304 is hereby amended to read in full as follows:

               provided, however, that, unless otherwise specified in such temporary Global Security, or unless interest is payable on the temporary Global Security on an Interest Payment Date occurring prior to the Exchange Date for Securities of such series and the certifications described in the second succeeding paragraph hereafter is provided, upon such presentation by the Common Depositary, such temporary Global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euro-clear as to the portion of such temporary Global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by CEDEL S.A. as to the portion of such temporary Global Security held for its account then to be exchanged, each in the form set forth in Exhibit B to this Indenture.

          6. The first sentence of the fifth paragraph of Section 304 is hereby amended in full as follows:

               Unless otherwise specified in such temporary Global Security, the interest of a beneficial owner of Securities of a series in a temporary Global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date upon the receipt by Euro-clear or CEDEL S.A., as the case may be, of a certificate in the form set forth in Exhibit A to this Indenture, dated no earlier than 15 days prior to (i) any Interest Payment Date that occurs prior to the Exchange Date or (ii) the Exchange Date, copies of which certificate shall be available from the offices of Euro-clear and CEDEL S.A., the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent.

          7. The sixth paragraph of Section 304 is hereby amended in full as follows:

               Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that no interest shall be payable on a temporary Global Security on any Interest Payment Date occurring after the Exchange Date for Securities of such series. Unless otherwise specified as contemplated by Section 301, interest payable on a temporary Global Security on any Interest Payment Date prior to the Exchange Date for Securities of such series shall be payable to Euro-clear and CEDEL S.A. on such Interest Payment Date only upon delivery by Euro-clear and CEDEL S.A. to the Trustee of a certificate or certificates in the form set forth in Exhibit B to this Indenture, dated no earlier than 15 days prior to the Interest Payment Date, for credit without further interest on or after such Interest Payment Date to the respective accounts of the Persons for which Euro-clear or CEDEL S.A., as the Case may be, holds such temporary Global Security on such Interest Payment Date and who have each delivered to Euro-clear and CEDEL S.A., as the case may be, a certificate in the form set forth in Exhibit A to this Indenture. Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this Section 304 and of the tenth paragraph of Section 305. The delivery of such certification by Persons for whom Euro-clear or CEDEL S.A., as the case may be, holds such temporary Global Security shall constitute irrevocable instructions by such Person to Euro-clear or CEDEL S.A. to exchange such Person's interest in the temporary Global Security for definitive Securities of the same series and of like tenor on the Exchange Date. Any interest so received by Euro-clear and CEDEL S.A. and not paid as herein provided shall be returned to the Trustee immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company in accordance with Section 1003.

          8. The first proviso to the third sentence of the tenth paragraph of Section 305 is hereby amended in full as follows:

               provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Global Security except in accordance with the delivery of a certificate required by Section 304;

          9. Exhibits A, B, C and D to the Indenture are hereby deleted, and new Exhibits A and B are added to the end thereof, as such Exhibits are attached to this Third Supplemental Indenture.

          10. All provisions of this Third Supplemental Indenture shall be deemed to be incorporated in, and made a part of the Indenture; and the Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture, shall be read, taken and construed as one and same instrument.

          11. The Trustee accepts the trusts created by the Indenture, as supplemented by this Third Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture.

          12. The recitals contained in the Indenture and the Securities, except the Trustee's certificate of authentication, shall be taken as statement of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Indenture or the Securities.

          13. All amendments to the Indenture made hereby shall have effect only with respect to the Securities of any series created on or after the date hereof, and not with respect to the Securities of any series created prior to the date hereof.

          14. All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

          15. Except to the extent specifically provided therein, no provision of this Third Supplemental Indenture or any future supplemental indenture is intended to modify, and the parties do hereby adopt and confirm, the provisions of Section 318(c) of the Trust Indenture Act which amend and supersede provisions of the Indenture in effect prior to November 15, 1990.

          16. This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective seals to be hereunto affixed and attested, all as of the date first above written.

                                        THE MEAD CORPORATION

                                        By:---------------------------
                                        Title:

     [Corporate Seal]

     Attest:

     -----------------------------
          Title:

                                        BANKERS TRUST COMPANY

                                        By:---------------------------
                                        Title:

     (Corporate Seal]
     Attest:

          -----------------------------
          Title:


     State of             )
                          )  ss:
     County of                 )

          On the -- day of November, 1991, before me personally came ---------------------, to be known, who being duly sworn, did depose and say that he is ------------------------- of THE MEAD CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                   ------------------------------------
                                   Notary Public

     State of                 )
                              )  ss:
     County of                )

          On the ---- day of November, 1991, before me personally came ---------------------, to be known, who being duly sworn, did depose and say that he is ------------------ of BANKERS TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                   -----------------------------------
                                   Notary Public


                                   EXHIBIT A

                      [FORM OF CERTIFICATE TO BE GIVEN BY
                  PERSON ENTITLED TO RECEIVE BEARER SECURITY
           OR TO OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE}

                                  CERTIFICATE
                             -----------------------

     [Insert title or sufficient description of Securities to be delivered]

          This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by persons(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (as defined in United States Treasury Regulations
     Section 1.165-12(c)(1)(v)) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          As used herein, "United States" means the United States of America (including the States and District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

          We undertake to advise you promptly by tested telex or by electronic transmission on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

          This certificate excepts and does not relate to of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a permanent Global Security or an exchange for and delivery of definitive Securities (or, if relevant, collection of an interest) cannot be made until we do so certify.

          We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

     Date:--------------------, 19--

     [To be dated no earlier
     than the 15th day prior to
     (i) the Exchange Date or (ii)
     the relevant Interest Payment
     Date occurring prior to the
     Exchange Date, as applicable]

                                   [Name of Person Making
                                   Certification]

                                   -------------------------------------
                                   (Authorized Signatory)

                                   Name:
                                   Title:


                                   EXHIBIT B

                 [FORM OF CERTIFICATE TO BE GIVEN BY EURO-CLEAR
                     AND CEDEL S.A. IN CONNECTION WITH THE
                     EXCHANGE OF A PORTION OF A TEMPORARY
                         GLOBAL SECURITY OR TO OBTAIN
                  INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE]

                                  CERTIFICATE
                              ---------------------


     [Insert title or sufficient description of Securities to be delivered]

          This is to certify that based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our "Member Organizations") substan-tially in the form attached hereto, as of the date hereof, principal amount of the above-captioned Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in each case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations (Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect, that financial institutions described in clause
     (iii) above (whether or not also described in clause (i) and (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

          We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary Global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

          We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

     Date:---------------------, 19--

     [To be dated no earlier
     than the Exchange Date
     or the relevant Interest
     Payment Date occurring
     prior to the Exchange
     Date, as applicable]

                                        [MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK,
                                        BRUSSELS OFFICE, as
                                        Operator of the
                                        Euro-clear System]
                                        [CEDEL S.A.]

                                   By  -----------------------------------